UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2013

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (518) 782-7700

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

As previously reported on the Current Report on Form 8-K filed on May 20, 2013, on May 16, 2013, Plug Power Inc. (the “Company”) filed a Certificate of Designations of Series C Redeemable Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware establishing the rights, preferences, privileges, qualifications, restrictions and limitations regarding the Company’s Series C Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).  The Series C Preferred Stock is entitled to receive dividends at a rate of 8% per annum payable in equal quarterly installments in cash or in shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at the Company’s option.  A copy of the Certificate of Designations was filed with the Current Report on Form 8-K, filed on May 20, 2013, as Exhibit 3.1.

On June 11, 2013, the Company declared the issuance of a dividend on the Series C Preferred Stock payable in shares of Common Stock.  On June 17, 2013 an aggregate of 39,324 shares of Common Stock were paid to holders of record of the Series C Preferred Stock at the close of business on June 15, 2013.  The Company paid cash in lieu of any fractional shares resulting from the dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: June 20, 2013	By: /s/ Gerard L. Conway, Jr.
Name: Gerard L. Conway, Jr.
Title: General Counsel and Corporate Secretary